                                                 DRAFT:  August 19, 1998 2:05pm









                            LOAN AND SECURITY AGREEMENT

                                    BY AND AMONG

                             FIRST UNION NATIONAL BANK,

                                     AS LENDER

                           CONGRESS FINANCIAL CORPORATION
                                     (CENTRAL),

                                AS AGENT FOR LENDER

                                        AND

                             DAMARK INTERNATIONAL, INC.
                          DAMARK FINANCIAL SERVICES, INC.,

                                    AS BORROWERS



                               DATED:  AUGUST 20, 1998

                                  TABLE OF CONTENTS

SECTION 1.      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.      CREDIT FACILITIES. . . . . . . . . . . . . . . . . . . . . . . . . 13
        2.1     Revolving Loans. . . . . . . . . . . . . . . . . . . . . . . . . . 13
        2.2     Letter of Credit Accommodations. . . . . . . . . . . . . . . . . . 14
        2.3     Availability Reserves. . . . . . . . . . . . . . . . . . . . . . . 16

SECTION 3.      INTEREST AND FEES. . . . . . . . . . . . . . . . . . . . . . . . . 16
        3.1     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
        3.2     Closing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
        3.3     [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . 17
        3.4     [Intentionally omitted.] . . . . . . . . . . . . . . . . . . . . . 17
        3.5     Unused Line Fee. . . . . . . . . . . . . . . . . . . . . . . . . . 18
        3.6     Changes in Laws and Increased Costs of Revolving Loans.. . . . . . 18

SECTION 4.      CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . 18
        4.1     Conditions Precedent to Initial Revolving Loans and
                Letter of Credit Accommodations. . . . . . . . . . . . . . . . . . 18
        4.2     Conditions Precedent to All Revolving Loans and Letter
                of Credit Accommodations . . . . . . . . . . . . . . . . . . . . . 20

SECTION 5.      SECURITY INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . 20

SECTION 6.      COLLECTION AND ADMINISTRATION. . . . . . . . . . . . . . . . . . . 21
        6.1     Borrowers' Loan Account. . . . . . . . . . . . . . . . . . . . . . 21
        6.2     Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
        6.3     Collection of Accounts . . . . . . . . . . . . . . . . . . . . . . 22
        6.4     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
        6.5     Authorization to Make Revolving Loans and Provide Letter
                of Credit Accommodations . . . . . . . . . . . . . . . . . . . . . 23
        6.6     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . 24
        6.7     Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . . . . 24
        6.8     Settlement Procedures. . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 7.      COLLATERAL REPORTING AND COVENANTS . . . . . . . . . . . . . . . . 25
        7.1     Collateral Reporting . . . . . . . . . . . . . . . . . . . . . . . 25
        7.2     Accounts Covenants . . . . . . . . . . . . . . . . . . . . . . . . 25
        7.3     Inventory Covenants. . . . . . . . . . . . . . . . . . . . . . . . 27
        7.4     Equipment Covenants. . . . . . . . . . . . . . . . . . . . . . . . 27
        7.5     Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . 27
        7.6     Right to Cure. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
        7.7     Access to Premises . . . . . . . . . . . . . . . . . . . . . . . . 28

                                      (i)

SECTION 8.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . 29
        8.1     Corporate Existence, Power and Authority; Subsidiaries . . . . . . 29
        8.2     Financial Statements; No Material Adverse Change.. . . . . . . . . 29
        8.3     Chief Executive Office; Collateral Locations.. . . . . . . . . . . 29
        8.4     Priority of Liens; Title to Properties . . . . . . . . . . . . . . 29
        8.5     Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
        8.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
        8.7     Compliance with Other Agreements and Applicable Laws . . . . . . . 30
        8.8     Environmental Compliance.. . . . . . . . . . . . . . . . . . . . . 30
        8.9     Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . 31
        8.10    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
        8.11    Accuracy and Completeness of Information . . . . . . . . . . . . . 32
        8.12    Survival of Warranties; Cumulative . . . . . . . . . . . . . . . . 32
        8.13    Credit Card Agreements . . . . . . . . . . . . . . . . . . . . . . 32

SECTION 9.      AFFIRMATIVE AND NEGATIVE COVENANTS . . . . . . . . . . . . . . . . 33
        9.1     Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . 33
        9.2     New Collateral Locations . . . . . . . . . . . . . . . . . . . . . 33
        9.3     Compliance with Laws, Regulations, etc . . . . . . . . . . . . . . 33
        9.4     Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . . . 34
        9.5     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
        9.6     Financial Statements and Other Information . . . . . . . . . . . . 35
        9.7     Sale of Assets, Consolidation, Merger, Dissolution, Etc. . . . . . 36
        9.8     Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
        9.9     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
        9.10    Loans, Investments, Guarantees, Etc. . . . . . . . . . . . . . . . 37
        9.11    Dividends and Redemptions. . . . . . . . . . . . . . . . . . . . . 38
        9.12    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . 38
        9.13    Adjusted Net Worth . . . . . . . . . . . . . . . . . . . . . . . . 38
        9.14    Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . 38
        9.15    Additional Bank Accounts.. . . . . . . . . . . . . . . . . . . . . 39
        9.16    Costs and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . 39
        9.17    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 39
        9.18    Credit Card Agreements . . . . . . . . . . . . . . . . . . . . . . 40

SECTION 10.     EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . 40
        10.1    Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . 40
        10.2    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

SECTION 11.     JURY TRIAL WAIVER; OTHER WAIVERS
                AND CONSENTS; GOVERNING LAW      . . . . . . . . . . . . . . . . . 43
        11.1    Governing Law; Choice of Forum; Service of Process; Jury
                Trial Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
        11.2    Waiver of Notices. . . . . . . . . . . . . . . . . . . . . . . . . 44
        11.3    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . 44
        11.4    Waiver of Counterclaims. . . . . . . . . . . . . . . . . . . . . . 44

                                     (ii)

        11.5    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . 45

SECTION 12.     THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
        12.1    Appointment, Powers and Immunities . . . . . . . . . . . . . . . . 45
        12.2    Reliance by Agent. . . . . . . . . . . . . . . . . . . . . . . . . 45
        12.3    Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . 46
        12.4    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . 46
        12.5    Non-Reliance on Agent and Lender . . . . . . . . . . . . . . . . . 46
        12.6    Failure to Act . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        12.7    Resignation of Agent . . . . . . . . . . . . . . . . . . . . . . . 47
        12.8    Consents and Releases of Collateral under Financing
                Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
        12.9    Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 13.     TERM OF AGREEMENT; MISCELLANEOUS . . . . . . . . . . . . . . . . . 48
        13.1    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
        13.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
        13.3    Partial Invalidity . . . . . . . . . . . . . . . . . . . . . . . . 50
        13.4    Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
        13.5    Assignments and Participations . . . . . . . . . . . . . . . . . . 50
        13.6    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 51

                                    (iii)

                                   INDEX TO
                            EXHIBITS AND SCHEDULES

                Exhibit A                       Information Certificate

                Schedule 6.3                    Bank Accounts

                Schedule 6.5                    Designated Persons

                Schedule 8.4                    Existing Liens

                Schedule 8.7                    Permits

                Schedule 8.8                    Environmental Compliance

                Schedule 8.13                   Credit Card Agreements

                Schedule 9.7                    Real Property and Improvements

                Schedule 9.9                    Existing Indebtedness

                Schedule 9.10                   Loans, Investments, Guarantees


                                      (iv)

                             LOAN AND SECURITY AGREEMENT

        This Loan and Security Agreement dated August 20, 1998 is entered into by and among FIRST UNION NATIONAL BANK, a national banking association ("Lender"), CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation, in its capacity as administrative agent and collateral agent for Lender (in such capacity, "Agent"), DAMARK INTERNATIONAL, INC., a Minnesota corporation ("International") and DAMARK FINANCIAL SERVICES, INC., a Minnesota corporation ("Financial"; together with International, individually a "Borrower" and collectively, the "Borrowers").

                                 W I T N E S S E T H:


        WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

        WHEREAS, Lender has requested that Agent act as Agent for Lender in connection with its financing arrangements with Borrowers pursuant to which Agent may make loans and advances and provide other financial accommodations on behalf of Lender to Borrowers; and

        WHEREAS, Lender is willing to agree to make such loans and provide such financial accommodations to Borrowers on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      DEFINITIONS

        All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrowers pursuant to the definition set forth in the recitals hereto, unless the context otherwise requires, shall mean each and all of them, and their respective successors and assigns, individually and collectively, jointly and severally. All references to Agent and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section
11.3 or cured, if such Event of Default is capable of being cured. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP.
For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

        1.1 "Accounts" shall mean all present and future rights of each Borrower to payment for goods sold or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

        1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by
(b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage.
For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

        1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between:(a) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose principally on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization), MINUS (b) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) PLUS (c) all amounts paid by International from and after the date hereof in accordance with Section 9.11 to purchase, redeem, retire or defease any class of Capital Stock.

        1.4 "Agent" shall mean Congress in its capacity as agent on behalf of Lender pursuant to the terms hereof and any replacement or successor Agent hereunder.

        1.5 "Availability Reserves" shall mean, as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations that would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks that, as determined by Agent in good faith, do or may adversely affect either (i) the Collateral, or its value, or
(ii) the security interests and other rights in the Collateral of Agent held for the benefit of Lender (including the enforceability, perfection and priority thereof), or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or
(d) to reflect outstanding Letter of Credit Accommodations as provided in
Section 2.2 hereof or (e) as otherwise provided in Section 2.3 hereof.

        1.6 "Average Loan Termination Balance" shall mean, as of the Termination Date, the average monthly balance of the outstanding Revolving Loans and Letters of Credit Accommodations calculated for the twelve (12) calendar months (or part thereof) immediately preceding the Termination Date; EXCEPT THAT, if the Termination Date occurs during the first year of this Agreement, then the Average Loan Termination Balance shall be the average monthly balance of the outstanding Revolving Loans and Letters of Credit Accommodations calculated from the date hereof through the Termination Date.

        1.7     "Blocked Accounts" shall have the meaning set forth in
Section 6.3 hereof.

        1.8 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois or the State of North Carolina, and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

        1.9 "Capital Stock" shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or partnership interests and any options or warrants with respect to any of the foregoing.

        1.10 "C Goods Inventory" shall mean all of International's Inventory consisting of obsolete Inventory, Inventory to be returned to vendors and Inventory that will be liquidated, including, without limitation, all such Inventory which is segregated by International at 7101 Winnetka Avenue North, Brooklyn Park, Minnesota 55428 or which is, consistent with the International's practices as of the date hereof, excluded from the International's perpetual Inventory reports.

        1.11 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

        1.12 "Collateral" shall have the meaning set forth in Section 5 hereof.

        1.13 "Cost" shall mean, as to the Inventory as of any date, the cost of such Inventory as of such date, determined on a first-in-first-out basis in accordance with GAAP.

        1.14 "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender and Agent acknowledging the first priority security interest of Agent, for itself and the benefit of Lender, in the monies due and to become due to any Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.15 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.16 "Credit Card Issuer" shall mean any Person (other than Borrowers) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, and other non-bank credit or debit cards

        1.17 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrowers' sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

        1.18 "Credit Card Receivables" shall mean collectively, (a) all present and future rights of Borrowers to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of Borrowers to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

        1.19 "Credit Facility" shall mean, collectively, the secured Revolving Loans and Letter of Credit Accommodations provided for hereunder and under the other Financing Agreements.

        1.20 "Eligible Credit Card Receivables" shall mean Credit Card Receivables of Borrowers which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Credit Card Receivables shall be Eligible Credit Card Receivables if:

                (a) such Credit Card Receivables arise from the actual and BONA FIDE sale and delivery of goods or services by Borrowers in the ordinary course of the business of Borrowers which transactions are completed in accordance with the terms and provisions contained in any documents binding on Borrowers or the other party or parties thereto related thereto (but as to such other party or parties only to the extent of the documents executed and/or delivered or issued in connection with such transactions);

                (b) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 of this Agreement;

                (c) such Credit Card Receivables do not arise from sales on consignment;

                (d) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Credit Card Receivables, other than in the ordinary course of business in accordance with the terms of the Credit Card Agreements and for which Lender has established Availability Reserves as set forth in Section 1.5;

                (e) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder, other than in the ordinary course of the business of Borrowers in accordance with the terms of the Credit Card Agreements and for which Lender has established Availability Reserves as set forth in Section 1.5;

                (f) such Credit Card Receivables are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                (g) Lender shall have received, in form and substance reasonably satisfactory to

Lender, a Credit Card Acknowledgement duly authorized, executed and delivered by the Credit Card Issuer or Credit Card Processor for the credit card or debit card used in the sale which gave rise to such Credit Card Receivable;

                (h) such Credit Card Receivables are owed by Credit Card Issuers or Credit Card Processors deemed creditworthy at all times by Borrowers and who are reasonably acceptable to Lender;

                (i) to Borrowers' knowledge after due investigation, no default or event of default has occurred under the Credit Card Agreement of Borrowers with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to Borrowers and such Credit Card Agreements are otherwise in full force and effect; and

                (j) the Credit Card Issuer or Credit Card Processor has not sent any notice of default and/or of its intention to cease or suspend payments to Borrowers in respect of such Credit Card Receivables.

General criteria for Eligible Credit Card Receivables may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no notice thereof, which adversely affected or could reasonably be expected to adversely affect the Credit Card Receivables in the good faith determination of Agent. Agent will not establish new criteria for Eligible Credit Card Receivables if Agent has established an Availability Reserve for the same purpose and Agent will use its best efforts to promptly notify Borrowers of any new criteria established by Agent. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

        1.21 "Eligible Installment Accounts" shall mean Accounts of Borrowers arising from sales of merchandise offered for sale under an Installment Billing Program, and which Accounts are and continue to be acceptable to Agent based on the criteria set forth below. In general, an Account shall be an Eligible Installment Account if:

                (a) such Account arises from the actual and BONA FIDE sale and delivery to a customer by Borrowers of merchandise in the ordinary course of business, which sale is completed in accordance with an Installment Billing Program and pursuant to the terms and provisions contained in any agreements between the Borrowers and their customer related thereto;

                (b)     (i)     from the date hereof up to and including
March 31, 1999, upon the placement of an order by such customer, Borrowers verify that the customer has a valid credit card or debit card, and Borrowers verify that such customer's credit card or debit card is valid and that such customer has sufficient credit available at such time to be charged the amount of the applicable first installment; and (ii) from and after April 1, 1999, upon the placement of an order by such customer, Borrowers verify that the customer has a valid credit card, even if the customer also has a valid debit card, and Borrowers verify with the applicable Credit Card Issuer or its agent that such customer's credit card is valid and that such customer has sufficient credit available at such time to be charged the amount of the applicable first installment;

                (c)     no installment remains unpaid for more than thirty
(30) days after the due date of such installment.

                (d)     such Accounts do not arise from sales on consignment;

                (e) the customer has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts, other than in the ordinary course of business in accordance with the terms of the such Installment Billing Program;

                (f) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder, other than in the ordinary course of the business of Borrowers in accordance with the terms of the Installment Billing Program;

                (g) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

                (h) Lender shall have received, in form and substance reasonably satisfactory to Lender, a Credit Card Acknowledgement duly authorized, executed and delivered by the Credit Card Issuer or Credit Card Processor for the credit card used in the sale which gave rise to such Account and such Credit Card Issuer or Credit Card Processor shall be deemed creditworthy at all times by Borrowers and shall be reasonably acceptable to Lender;

                (i) such Accounts do not arise in respect of or relate to the payment of any membership fees or dues (whether initiation, renewal or otherwise) or any "free" trial offer or similar program extended or offered to Borrowers' customers;

                (j) to Borrowers' knowledge after due investigation, no default or event of default has occurred with the Credit Card Issuer or Credit Card Processor who has issued the credit card or handles payments under the credit card used in the sale which gave rise to such Accounts which default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to Borrowers; and

                (k) the Credit Card Issuer or Credit Card Processor has not sent any notice of default and/or of its intention to cease or suspend payments to Borrowers in respect of such Accounts.

General criteria for Eligible Installment Accounts may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no notice thereof, which adversely affected or could reasonably be expected to adversely affect Accounts which arise under an Installment Billing Program in the good faith determination of Agent. Agent will not establish new criteria for Eligible Installment Accounts if Agent has established an Availability Reserve for the same purpose and Agent will use its best efforts to promptly notify Borrowers of any new criteria established by Agent. Any Accounts which arise under an Installment Billing Program and which are not Eligible Installment Accounts shall nevertheless be part of the Collateral.

        1.22 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of International which are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials and work-in-process; (b) components which are not part of finished goods;(c) spare parts for equipment;(d) packaging and shipping materials;(e) supplies used or consumed in International's business;(f) Inventory at premises other than those owned and controlled by International, except if Agent shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Agent acknowledging Agent's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Agent access to, and the right to remain on the premises so as to exercise the right and remedies of Agent, for the benefit of Lender, and otherwise deal with the Collateral;(g) Inventory subject to a security interest or lien in favor of any person other than Agent except those permitted in this Agreement;(h) Inventory which is not subject to the first priority, valid and perfected security interest of Agent;(i) damaged and/or defective Inventory;(j) Inventory purchased or sold on consignment;(k) Inventory subject to deposits made by customers for sales of Inventory that has not been delivered; and (l) C Goods Inventory.

General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no notice thereof, which adversely affected or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Agent will not establish new criteria for Eligible Inventory if Agent has established an Availability Reserve for the same purpose and Agent will use its best efforts to promptly notify Borrowers of any new criteria established by Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

        1.23 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrowers and any governmental authority,(a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

        1.24 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

        1.25 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

        1.26 "ERISA Affiliate" shall mean any person required to be aggregated with International or any of its subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

        1.27 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Agent) on or about 9:00 a.m. (Chicago, Illinois time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

        1.28 "Eurodollar Rate Loans" shall mean any Revolving Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

        1.29 "Excess Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to:(a) the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas set forth in Section 2.1(a), as determined by Agent, and subject to the sublimits and Availability Reserves from time to time established by Agent hereunder and (ii) the Maximum Credit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrowers which are more than sixty (60) days past the due date thereof as of such time.

        1.30 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

        1.31 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        1.32 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.13 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Agent prior to the date hereof.

        1.33 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

        1.34 "Information Certificate" shall mean the Information Certificate of each Borrower constituting Exhibit A hereto containing material information with respect to Borrowers, their business and assets provided by or on behalf of Borrowers to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

        1.35 "Installment Billing Program" shall mean an installment billing program from time to time made available by Borrowers to their customers who wish to purchase merchandise from Borrowers offered for sale in their mail order catalogs pursuant to which customer shall be permitted to purchase merchandise on an installment purchase basis, PROVIDED THAT, such purchase price is paid in ten (10) or fewer equal consecutive monthly installments.

        1.36 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, THAT, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

        1.37    "Interest Rate" shall mean:

                (a) as to Prime Rate Loans, commencing as of the date hereof through and including September 30, 1998, a rate equal to the Prime Rate; and thereafter, for any given month,

                        (i) if the Monthly Excess Availability for the immediately preceding calendar month is equal to or greater than $15,000,000, a rate equal to the Prime Rate,

                        (ii) if the Monthly Excess Availability for the immediately preceding month is equal to or greater than $10,000,000, but less than $15,000,000, a rate equal to one-quarter (1/4%) percent per annum in excess of the Prime Rate,

                        (iii) if the Monthly Excess Availability for the immediately preceding month is equal to or greater than $5,000,000, but less than $10,000,000, a rate equal to three-eighths (3/8%) percent per annum in excess of the Prime Rate, and

                        (iv) if the Monthly Excess Availability for the immediately preceding calendar month is less than $5,000,000, a rate equal to one-half (1/2%) percent per annum in excess of the Prime Rate, and

                (b) as to each Eurodollar Rate Loan, commencing as of the date hereof through and including September 30, 1998, a rate equal to two (2%) percent per annum in excess of the Adjusted Eurodollar Rate, and, thereafter, a rate of:

                        (i) if the Monthly Excess Availability for the calendar month immediately preceding the Effective Eurodollar Rate Determination Date (as defined below) with respect to such Eurodollar Rate Loan is equal to or greater than $25,000,000, a rate of one and seven-eighths (1 7/8%) percent per annum in excess of the Adjusted Eurodollar Rate,

                        (ii) if the Monthly Excess Availability for the calendar month immediately preceding the Effective Eurodollar Rate Determination Date with respect to such Eurodollar Rate Loan is equal to or greater than $20,000,000, but less than $25,000,000, a rate of two (2%) percent per annum in excess of the Adjusted Eurodollar Rate,

                        (iii) if the Monthly Excess Availability for the calendar month immediately preceding the Effective Eurodollar Rate Determination Date with respect to such Eurodollar Rate Loan is equal to or greater than $15,000,000, but less than $20,000,000, a rate of two and one-eighth (2 1/8%) percent per annum in excess of the Adjusted Eurodollar Rate,

                        (iv) if the Monthly Excess Availability for the calendar month immediately preceding the Effective Eurodollar Rate Determination Date with respect to such Eurodollar Rate Loan is equal to or greater than $10,000,000, but less than $15,000,000, a rate of two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate,

                        (v) if the Monthly Excess Availability for the calendar month immediately preceding the Effective Eurodollar Rate Determination Date with respect to such Eurodollar Rate Loan is equal to or greater than $5,000,000, but less than $10,000,000, a rate of two and three-eighths (2 3/8%) percent per annum in excess of the Adjusted Eurodollar Rate, and

                        (vi) if the Monthly Excess Availability for the calendar month immediately preceding the Effective Eurodollar Rate Determination Date with respect to such Eurodollar Rate Loan is less than $5,000,000, a rate of two-and-one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (the Adjusted Eurodollar Rate, in the case of each Eurodollar Rate Loan, being based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect two (2) Business Days after the date of receipt by Agent of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers);

                (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the Interest Rate specified in clause (a) above with respect to Prime Rate Loans and in clause (b) above with respect to Eurodollar Rate Loans shall be increased, in each case, by two (2%) percent, at Agent's option, without notice,(i) for the period (A) from and after the date of termination or non-renewal hereof until Agent and Lender have received full and final payment of all obligations (notwithstanding entry of a judgment against Borrowers) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent, and (ii) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under
Section 2 (whether made before or after an Event of Default), except to the extent that such excess amounts are expressly consented and agreed to by Agent in writing.

                (d) For the purposes hereof, the "Effective Eurodollar Rate Determination Date" shall mean, with respect to each Eurodollar Rate Loan, the day on which the Eurodollar Rate is determined under Section 1.27 of this Agreement for such Eurodollar Rate Loan and, thereafter, the first day of each calendar month during the Interest Period with respect to such Eurodollar Rate Loan.

        1.38 "Inventory" shall mean all of Borrowers' now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

        1.39    "Inventory Appraisal" shall have the meaning set forth in
Section 7.3 of this Agreement.

        1.40 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent for the account of any Borrower or any Obligor or (b) with respect to which Agent has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrowers of their obligations to such issuer.

        1.41    "Maximum Credit" shall mean $75,000,000.

        1.42 "Membership Fee Reimbursement Obligations" shall mean Borrowers' membership fees due or which may be due to any customer (net of any discounts received by such customer) to the extent such reimbursement obligations relate to customers with outstanding account balances due under any Installment Billing Program.

        1.43 "Monthly Excess Availability" shall mean, for any calendar month, the sum of the Excess Availability for each calendar week during such calendar month, divided by the total number of calendar weeks during such calendar month.

        1.44 "Net Amount of Eligible Credit Card Receivables" shall mean the gross amount of Eligible Credit Card Receivables less discounts and fees payable by Borrowers to the Credit Card Issuers and Credit Card Processors in respect of such Credit Card Receivables.

        1.45 "Net Amount of Eligible Installment Accounts" shall mean the gross amount of Eligible Installment Accounts less discounts and fees payable by Borrowers to the Credit Card Issuers and Credit Card Processors in respect of such Eligible Installment Accounts and less the Borrowers' Membership Fee Reimbursement Obligations.

        1.46 "Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrowers to Agent and/or Lender and/or any of their affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrowers under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or Lender.

        1.47    "Obligor" shall mean any guarantor of the Obligations.

        1.48    "Payment Account" shall have the meaning set forth in Section
6.3 hereof.

        1.49 "Permits" shall have the meaning set forth in Section 8.7 hereof.

        1.50 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

        1.51 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

        1.52 "Prime Rate Loans" shall mean any Revolving Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

        1.53 "Real Estate Availability" shall mean, as of the date hereof, the amount of $6,500,000, and commencing with the month immediately following the date hereof, such amount shall be reduced each month by an amount equal to $108,334 per month.

        1.54 "Real Property" shall mean all now owned and hereafter acquired real property of Borrowers, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

        1.55 "Records" shall mean all of Borrowers' present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

        1.56 "Reference Bank" shall mean First Union National Bank, or such other bank as Agent may designate from time to time.

        1.57    "Renewal Date" shall have the meaning set forth in Section
13.1 hereof.

        1.58 "Revolving Loans" shall mean the loans now or hereafter made by Agent to or for the benefit of Borrowers (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

        1.59    "Termination Date" shall have the meaning set forth in
Section 13.1 hereof.

        1.60 "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) Cost or (b) market value.

SECTION 2.      CREDIT FACILITIES

        2.1     REVOLVING LOANS.

                (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to fund the Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount equal to:

                        (i) Seventy-five (75%) percent of the Net Amount of Eligible Credit Card
                                Receivables, PLUS

                        (ii) Seventy-five (75%) percent of the Net Amount of Eligible Installment Accounts, PLUS

                        (iii) the lesser of (A) seventy (70%) percent of the Value of Eligible Inventory consisting of finished goods or (B) ninety (90%) percent of the median net recovery Value of Eligible Inventory, as determined from time to time using a methodology and assumptions similar to the methodology and assumptions set forth in the then current Inventory Appraisal delivered to Lender pursuant to the terms hereof, PLUS

                        (iv)    the Real Estate Availability, LESS

                        (v)     any Availability Reserves.

                (b) Agent, for the benefit of Lender, may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrowers, reduce the lending formula:(i) with respect to Eligible Credit Card Receivables and Net Amount of Eligible Installment Accounts, as the case may be, to the extent that Agent, for the benefit of Lender, determines in good faith that:(A) the dilution with respect to the Net Amount of Eligible Credit Card Receivables and Eligible Installment Accounts, as the case may be, for any period (based on the ratio of (1) the aggregate amount of reductions in the Net Amount of Credit Card Receivables and Net Amount of Eligible Installment Accounts, as the case may be, other than as a result of payments in cash to (2)the aggregate amount of total product sales) has increased or may be anticipated to increase above historical levels, or (B) the general creditworthiness of account debtors has declined; and (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent, for the benefit of Lender, determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Credit Card Receivables, Eligible Installment Accounts, Eligible Inventory or in establishing Availability Reserves.

                To the extent Lender shall have established an Availability Reserve which is sufficient to address any event, condition or matter in a manner satisfactory to Lender in good faith, Lender shall not exercise its rights under this Section 2.1(b) to reduce the lending formulas to address such event, condition or matter. The amount of any reduction in the lending formula by Lender pursuant to this Section 2.1(b) shall have a reasonable relationship to the matter which is the basis for such a reduction.

                (c) Except in Agent's discretion, the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent, for the benefit of Lender, in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent, for the benefit of Lender, the entire amount of any such excess(es) for which payment is demanded.

        2.2     LETTER OF CREDIT ACCOMMODATIONS.

                (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrowers, Agent agrees, for the risk of Lender, to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by Agent, for the risk of Lender, to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

                (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lender, a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Agent, for the benefit of Lender, such letter of credit fee, at Agent's option, without notice, at a rate equal to three and one-half (3 1/2%) percent per annum for (i) the period from and after the date of termination or non-renewal hereof until Agent, for the benefit of Lender, has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (ii) the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

                (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrowers (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than
(i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in
Section 2.1(a) above multiplied by the Value of such Eligible Inventory, plus
(B) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrowers' locations for Eligible Inventory; and (ii) if the proposed Letter of Credit Accommodation is for any other purpose an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent or Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

                (d) Except in Agent's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or Lender in connection therewith, shall not at any time exceed $20,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent, for the benefit of Lender, for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section to 2.2(c) to the extent of such cash collateral.

                (e) Borrowers shall indemnify and hold Agent and Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for any losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or willful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrowers' agent. Borrowers assume all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Agent and Lender harmless from and against any acts, waivers, errors, delays or omissions whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation except for any losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or willful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                (f) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Agent or Lender in any manner. Agent and Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Agent or Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Agent shall have the sole and exclusive right and authority, for the benefit of Lender, to, and Borrowers shall not: at any time an Event of Default exists or has occurred and is continuing,(i) approve or resolve any questions of non-compliance of documents,(ii) give any instructions as to acceptance or rejection of any documents or goods,(iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders,(iv) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, or (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name, Lender' name, or in Borrowers' name.

                (g) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Agent, for the benefit of Lender. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Agent, for the benefit of Lender, and to apply in all respects to Borrowers.

        2.3 AVAILABILITY RESERVES. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder, shall be subject to Agent's continuing right to establish and revise Availability Reserves. Without limiting any other rights or remedies of Agent and Lender under this Agreement or any of the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise, Agent may establish and revise Availability Reserves to reflect:(a) inventory shrinkage;(b) reserves in respect of markdowns and cost variances;(c) amounts due or to become due in respect of sales, use and/or withholding taxes; or (d) amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements (other than discounts and fees deducted in determining the Net Amount of Eligible Credit Card Receivables).

SECTION 3.      INTEREST AND FEES

        3.1     INTEREST.

                (a) Borrowers shall pay to Agent, for the benefit of Lender, interest on the outstanding principal amount of the Revolving Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                (b) Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Agent of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, PROVIDED, THAT, as of such date each of the following conditions is satisfied as determined by Agent: (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than six (6) Interest Periods may be in effect at any one time, (v) the amount of each of the Eurodollar Rate Loans must be in an amount not less than $3,000,000 or an integral multiple of $500,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to ninety (90%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent (but with no obligation of Agent, on behalf of Lender, and Lender to make such Revolving Loans except as herein specifically provided) and (vii) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

                (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that
(i) an Event of Default or act, condition or event which with the notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (ii) this Agreement shall terminate or not be renewed, or
(iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar
Rate Loans continued, as the case may be, at the beginning of an Interest
Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Revolving Loans then outstanding, or (B) the Revolving Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to Agent, for the benefit of Lender, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, Lender, the Reference Bank or any Participant (as hereinafter defined) for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                (d) Interest shall be payable by Borrowers to Agent, for the benefit of Lender, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on Revolving Loans (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

        3.2 CLOSING FEE. Borrowers shall pay to Agent, for the benefit of Lender, as a closing fee the amount of $375,000 which shall be fully earned as of and payable on the date hereof.

        3.3     [Intentionally omitted].

        3.4     [Intentionally omitted.]

        3.5 UNUSED LINE FEE. Borrowers shall pay to Agent, for the benefit of Lender, monthly an unused line fee at a rate equal to one-quarter of one (1/4%) percent per annum calculated upon the amount by which $70,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

        3.6     CHANGES IN LAWS AND INCREASED COSTS OF REVOLVING LOANS.

                (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Agent, Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Agent, Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans or by an amount deemed by Agent to be material, or (C) reduce the amounts received or receivable by Agent, for the benefit of Lender, in respect thereof, by an amount deemed by Agent to be material or (ii) the cost to Agent, Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent to be material. Borrowers shall pay to Agent, for the benefit of Lender, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth the basis for the determination of such amount necessary to compensate Agent as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

                (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, Lender, the Reference Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.      CONDITIONS PRECEDENT

        4.1 CONDITIONS PRECEDENT TO INITIAL REVOLVING LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender (or Agent on behalf of Lender) making the initial Revolving Loans and providing the initial Letter of Credit Accommodations hereunder:

                (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by U.S. Bank, National Association of its financing arrangements with Borrowers and the termination and release by it of any interest in and to any assets and properties of Borrowers and each Obligor, duly authorized, executed and delivered by it, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party and Borrowers or any Obligor, as debtor and
(ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrowers or any Obligor in favor of U.S. Bank National Association or a trustee acting on its behalf, in form acceptable for recording in the appropriate governmental office;

                (b) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

                (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or governmental authorities;

                (d) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of Agent's latest field examination and no change or event shall have occurred which would impair, in a material respect, the ability of Borrowers or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the Obligations or realize upon the Collateral;

                (e) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Revolving Loans available to Borrowers including, without limitation, current agings of receivables, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral, the results of which shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

                (f) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, mortgagees and warehousemen of Agent's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Agent's access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

                (g) Borrowers shall have established the Blocked Accounts and Agent shall have received, in form and substance satisfactory to Agent, all agreements with the depository banks and Borrowers with respect to such Blocked Accounts as Agent may require pursuant to Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrowers;

                (h)     Agent shall have received Credit Card
Acknowledgements in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

                (i) the Excess Availability as determined by Agent, as of the date hereof, shall not be less than $5,000,000 after giving effect to the initial Revolving Loans made or to be made and Letter of Credit
Accommodations issued or to be issued in connection with the initial transactions hereunder;

                (j) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent and Lender as loss payee;

                (k) Agent shall have received, in form and substance satisfactory to Agent, the opinion letter of counsel(s) to Borrowers with respect to the Financing Agreements and the security interests and liens of Agent with respect to the Collateral and such other matters as Agent may request;

                (l) Lender shall have received an appraisal and a Phase I environmental site assessment with respect to International's real property located in Brooklyn Park, Minnesota, which shall be satisfactory in all respects to Agent; and

                (m) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

        4.2 CONDITIONS PRECEDENT TO ALL REVOLVING LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender (or Agent on behalf of Lender) making Revolving Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Revolving Loans and Letter of Credit Accommodations and any future Revolving Loans and Letter of Credit Accommodations:

                (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

                (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.      SECURITY INTEREST

        To secure payment and performance of all Obligations, each Borrower hereby grants to Agent, for itself and the benefit of Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lender, as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

        5.1     Accounts;

        5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, letters of credit, bankers' acceptances and guaranties;

        5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or Agent or their respective affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation,(i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral,(ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party,(iii) goods described in invoices, documents, credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

        5.4     Inventory;

        5.5     Equipment;

        5.6     Real Property;

        5.7     Records; and

        5.8 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.      COLLECTION AND ADMINISTRATION

        6.1 BORROWERS' LOAN ACCOUNT. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Revolving Loans, Letter of Credit Accommodations and other Obligations and the Collateral,(b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

        6.2 STATEMENTS. Agent shall render to Borrowers each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Agent by Borrowers.

        6.3     COLLECTION OF ACCOUNTS.

                (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check, credit card sales drafts, credit card sales or charge slips or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, at such time as Agent shall direct, all funds received or deposited into the Blocked Accounts to such bank account of Agent as Agent may from time to time designate for such purpose ("Payment Account"). Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrowers as Borrowers may specify in writing to Agent (the "Operating Account") until such time as Agent shall notify the depository bank otherwise. Agent may instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time from and after the occurrence of:(i) an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (ii) Borrowers have Excess Availability of less than $7,500,000.
 Borrowers agree that all payment made to such Blocked Accounts or other funds received and collected by Agent, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Agent.

                (b) For purposes of calculating the amount of the Revolving Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day. Until the date Agent notifies the depository banks at which the Blocked Accounts are maintained to direct payment to the Payment Account in accordance with Section 6.3(a), Agent shall be entitled to charge Borrowers an administrative fee equivalent to the interest Agent would have received for the Collection Period (as defined below) had the funds deposited in the Blocked Account on such day been transferred from the Blocked Account to the Payment Account on such day. If Agent notifies the depository banks at which the Blocked Accounts are maintained to direct payment to the Payment Account in accordance with the terms of Section 6.3(a), then, for purposes of calculating interest on the Obligations, such payments or other funds received in the Payment Account will be applied (conditional upon final collection) to the Obligations one
(1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account (the "Collection Period") provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day. Prior to the Agent notifying the depository banks at which the Blocked Accounts are maintained to direct payment to the Payment Account in accordance with Section 6.3(a), for purposes of calculating interest on the Obligations, payments or other funds received in the Payment Account will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt of immediately available funds by Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next Business Day. The economic benefit of the Collection Period shall be for Agent's sole account.

                (c) Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Agent, receive, as the property of Agent, for the benefit of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent, for the benefit of Lender. In no event shall the same be commingled with Borrowers' own funds.
Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person.
 The obligation of Borrowers to reimburse Agent, for the benefit of Lender, for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

        6.4 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Agent determines. At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Agent, for the benefit of Lender, on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent. Borrowers shall be liable to pay to Agent, for the benefit of Lender, and does hereby indemnify and hold Agent and Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        6.5 AUTHORIZATION TO MAKE REVOLVING LOANS AND PROVIDE LETTER OF CREDIT ACCOMMODATIONS. Agent, for the benefit of Lender, is authorized to make the Revolving Loans and provide the Letter of Credit Accommodations, for the account and risk of Lender, based upon telephonic or other instructions received from anyone purporting to be an authorized person as set forth on
Schedule 6.5 hereto, or, at the discretion of Agent, if such Revolving Loans are necessary to satisfy any Obligations. All requests for Revolving Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Revolving Loan. Requests received after 11:00 a.m. (Chicago, Illinois time) on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

        6.6 USE OF PROCEEDS. Borrowers shall use the initial proceeds of the Revolving Loans provided by Agent, for the account and risk of Lender, to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Revolving Loans made or Letter of Credit Accommodations provided by Agent to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Revolving Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

        6.7 SHARING OF PAYMENTS, ETC. Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or Lender may otherwise have, Lender shall be entitled, at its option (but subject, as among Agent and Lender, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrowers at any of its offices, in dollars or in any other currency, against any principal of or interest on any Revolving Loans owed to Lender or any other amount payable to Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrowers), in which case it shall promptly notify Borrowers and Agent thereof; PROVIDED, THAT, Lender's failure to give such notice shall not affect the validity thereof.

        6.8 SETTLEMENT PROCEDURES. In order to administer the Revolving Loans and Letter of Credit Accommodations in an efficient manner and to minimize the transfer of funds between Agent and Lender, Agent shall, subject to the terms of this Section 7.8, make available, on behalf of Lender, the full amount of the Revolving Loans requested or charged to Borrowers' loan account(s) or otherwise to be advanced by Lender pursuant to the terms hereof, without any requirement of prior notice to Lender of the proposed Revolving Loans. Agent and Lender shall settle between them at such times and in such manner as Agent and Lender may agree. The obligation of Lender to transfer funds to Agent and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. In lieu of settlements, Agent may at any time require Lender to provide Agent with immediately available funds for each Revolving Loan, prior to Agent's disbursement of such Revolving Loan to Borrowers.

        6.9 APPOINTMENT OF INTERNATIONAL AS AGENT FOR BORROWERS. Borrowers hereby irrevocably appoint International, and each officer thereof, as their agent and attorney-in-fact to request Revolving Loans and Letter of Credit Accommodations on their behalf, at Agent's option, to receive disbursements of Revolving Loans on their behalf (which may be made to the same account of International to which disbursements of Revolving Loans to International are made), to receive notices and statements of account from Agent, to take such other actions on their behalf as is provided hereunder or under any of the other Financing Agreements and generally to deal with Agent or Lender on their behalf, for all matters pertaining to the financing arrangements under this Agreement and the other Financing Agreements.

SECTION 7.      COLLATERAL REPORTING AND COVENANTS

        7.1 COLLATERAL REPORTING. Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:(a) on a weekly basis or more frequently as Agent may request,(i) perpetual inventory reports by category and age and identifying items of Inventory in transit to Borrowers related to the applicable documentary letter of credit and/or bill of lading number,(ii) report showing the Value of C Goods Inventory, and (iii)a report of all Credit Card Receivables and Accounts arising from sales of merchandise offered for sale under any Installment Billing Program, sufficient to enable Lender to monitor the Credit Card Receivables and Accounts arising from sales of merchandise offered for sale under any Installment Billing Program, including, without limitation, any past due installments under the Installment Billing Program,(b) on a monthly basis or more frequently as Agent may request,(i) agings of accounts payable;(ii) reports of sales for each category of Inventory, reports of aggregate inventory purchases (including all costs related thereto such as freight, duty and taxes) and reports of all credits and collections, and (iii) a report of Borrowers' Membership Fee Reimbursement Obligations; ;(c) upon Agent's request (i) reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals,(ii) copies of remittance advices and reports and copies of deposit slips and bank statements,(iii) copies of shipping and delivery documents, (iv) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers; and (v) the monthly statements received by Borrowers from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements; and (d) such other reports as to the Collateral as Agent shall request from time to time. If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other Agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or Agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

        7.2     ACCOUNTS COVENANTS.

                (a) No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of Borrowers' business in accordance with the current practices of Borrowers as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

                (b) Borrowers shall notify Agent promptly of: (i) any notice of a material default by Borrowers under any of the Credit Card Agreements or of any default which might result in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to Borrowers, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrowers from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of Borrowers to comply with any material terms of the Credit Card Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to Borrowers.

                (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments delivered to Agent, for the benefit of Lender, pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor, except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Agent and (iv) none of the transactions giving rise thereto will violate any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                (d) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors, Credit Card Issuers and Credit Card Processors that the Accounts have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, Credit Card Issuers and Credit Card Processors to make payments of Accounts directly to Agent,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor, Credit Card Issuer or Credit Card Processor shall state that the Accounts due from such account debtor, Credit Card Issuer or Credit Card Processor and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

                (e) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                (f) Borrowers shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which Borrowers now own or may at any time acquire immediately upon Borrowers' receipt thereof, except as Agent may otherwise agree.

        7.3     INVENTORY COVENANTS.  With respect to the Inventory:
(a) Borrowers shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto;(b) Borrowers shall conduct a periodic cycle count of the Inventory in a manner that is acceptable to Borrowers' independent certified public accountants, and, at any time or times as Agent may request on or after an Event of Default, conduct a physical count of the Inventory, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count;(c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location;(d) at Agent's request, Borrowers shall, at their expense on no more than two (2) occasions in any twelve month period, and at Agent's own expense on the third and all subsequent occasions during such period, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by Buxbaum, Ginsberg & Associates, Inc. or another appraiser acceptable to Agent, addressed to Agent or upon which Agent is expressly permitted to rely (the "Inventory Appraisal"), PROVIDED, THAT, from and after the occurrence and during the continuance of an Event of Default, all Inventory Appraisals requested by Agent shall be delivered at Borrowers' sole cost and expense;(e) Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);(f) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;(g) Borrowers shall keep the Inventory in good and marketable condition; and (h) Borrowers shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval.

        7.4 EQUIPMENT COVENANTS. With respect to the Equipment: (a)upon Agent's request, Borrowers shall, at their expense, at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent;(b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);(c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;(d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f)the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

        7.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to:(a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral;(ii) enforce payment of Accounts by legal proceedings or otherwise; (iii)exercise all of such Borrower's rights and remedies to collect any Account or other Collateral;(iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Agent deems advisable;(v) settle, adjust, compromise, extend or renew an Account;(vi) discharge and release any Account;(vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor;(viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, and open and dispose of all mail addressed to Borrowers;(ix) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors, and
(x) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements; and (b) at any time after the earlier of (x) the occurrence of an Event of Default and (y) the date Agent instructs the depository bank where the Blocked Accounts are located to transfer all funds to the Payment Account:(i) take control in any manner of any item of payment or proceeds thereof;(ii) have access to any lockbox or postal box into which any proceeds of Collateral is deposited; (iii)endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Agent's account for application to the Obligations, and (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral; and (c) at any time, execute in such Borrower's name and file any UCC financing statements or amendments thereto. Borrowers hereby release Agent and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

        7.6 RIGHT TO CURE. Agent may, at its option,(a) after the occurrence of an Event of Default, cure any default by Borrowers under any agreement with a third party or pay or bond on appeal any judgment entered against Borrowers,(b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent, for the benefit of Lender, with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

        7.7 ACCESS TO PREMISES. From time to time as requested by Agent, at the cost and expense of Borrowers,(a) Agent or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and
(b) Borrowers shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8.      REPRESENTATIONS AND WARRANTIES

        Borrowers hereby, jointly and severally, represent and warrant to Agent and Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Revolving Loans and providing Letter of Credit Accommodations to Borrowers:

        8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's financial condition, results of operation or business or the rights of Agent or Lender in or to any of the

Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within such Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound.
This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificate.

        8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Agent or Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein.
 Except as disclosed in any interim financial statements furnished by Borrowers to Agent or Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, since the date of the most recent audited financial statements furnished by Borrowers to Agent or Lender prior to the date of this Agreement.

        8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of each Borrower and each Borrower's Records concerning Accounts and Inventory are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of each Borrower to establish new locations in accordance with
Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

        8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Agent, for itself and the benefit of Lender, under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent, for the benefit of Lender, and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

        8.5 TAX RETURNS. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Agent). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books.
Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

        8.6 LITIGATION. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrowers' knowledge threatened, against or affecting Borrowers, their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against Borrowers or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrowers would result in any material adverse change in the assets, business or prospects of Borrowers or would impair the ability of Borrowers to perform their obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce any Obligations or realize upon any Collateral.

        8.7     COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS.

                (a) Each Borrower is not in default in any material respect under, or in violation in any respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals of any foreign, Federal or State or local governmental authority.

                (b) Each Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of its business. Schedule
8.7 hereto sets forth all material permits, licenses, approvals, consents, certificates, orders or authorizations (the "Permits") issued to or held by Borrowers as of the date hereof by any federal, state or local governmental agency and any applications pending by Borrowers with such federal, state or local governmental agency. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for Borrowers to own and operate their business as presently conducted or proposed to be conducted where the failure to have such Permits would have a material adverse effect on the business, performance, operations or properties of Borrowers or the legality, validity or enforceability of this Agreement or the other Financing Agreements or the ability of Borrowers to perform their obligations under the Agreement or any of the other Financing Agreements or the rights and remedies of Agent, for the benefit of Lender, under this Agreement or any of the other Financing Agreements. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

        8.8     ENVIRONMENTAL COMPLIANCE.

                (a) Except as set forth on Schedule 8.8 hereto, Borrowers have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law in any material respect or any license, permit, certificate, approval or similar authorization issued to Borrowers thereunder and the operations of Borrowers comply in all material respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

                (b) Except as set forth on Schedule 8.8 hereto, there is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by Borrowers nor has there been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on any properties of Borrowers, or to the best of Borrowers' knowledge, releases, spills or discharges from any properties at which Borrowers have transported, stored or disposed of any Hazardous Materials.

                (c) Except as set forth in Schedule 8.8 hereto, Borrowers have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                (d) Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

        8.9     EMPLOYEE BENEFITS.

                (a) Borrowers have not engaged in any transaction in connection with which Borrowers or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed by the Code, including any accumulated funding deficiency described in
Section 8.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

                (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates. There has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

                (c) Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates is required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in ERISA and the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

                (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.9(a) hereof and any accumulated funding deficiency described in Section 8.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

                (e) Neither Borrowers nor any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title IV of ERISA.

        8.10 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 6.3 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.15 below.

        8.11 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of Borrowers in writing to Agent or Lender in connection with this Agreement or any of the other Financing

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

Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrowers, which has not been fully and accurately disclosed to Agent or Lender in writing.

        8.12 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lender regardless of any investigation made or information possessed by Agent and Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Agent and Lender.

        8.13 CREDIT CARD AGREEMENTS. Set forth in Schedule 8.13 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among Borrowers, any of their affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by Borrowers under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for Borrowers to operate their business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrowers arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrowers have entered into one of the Credit Card Agreements set forth on Schedule 8.13 hereto or with whom Borrowers have entered into a Credit Card Agreement in accordance with Section 9.18 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Borrowers and, to the best of Borrowers' knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default by Borrowers under any of the Credit Card Agreements exists or has occurred. Borrowers and, to the knowledge of Borrowers, the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Borrowers to be entitled to receive all payments thereunder.

SECTION 9.      AFFIRMATIVE AND NEGATIVE COVENANTS

        9.1 MAINTENANCE OF EXISTENCE. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower shall give Agent thirty
(30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Agent a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

        9.2 NEW COLLATERAL LOCATIONS. Each Borrower may open any new location within the

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

continental United States provided such Borrower (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

        9.3     COMPLIANCE WITH LAWS, REGULATIONS, ETC.

                (a) Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

                (b) Each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Agent. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

                (c) Each Borrower shall give both oral and written notice to Agent immediately upon such Borrower's receipt of any notice of, or such Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by such Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects such Borrower or its business, operations or assets or any properties at which such Borrower transported, stored or disposed of any Hazardous Materials.

                (d) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where Borrowers' non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.

                (e) Each Borrower shall indemnify and hold harmless Agent and Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of such Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        9.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Borrowers agree to indemnify and hold Agent and Lender harmless with respect to any tax or penalty imposed on Agent or Lender with respect to the Borrowers' failure to pay any of the foregoing and to repay to Agent and Lender on demand the amount thereof, and until paid by such Borrower such amount shall be added and deemed part of the Revolving Loans. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

        9.5 INSURANCE. Each Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Borrowers fail to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Agent and Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for the benefit of Lender, as its interests may appear and further specify that Agent be paid regardless of any act or omission by Borrowers or any of their affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine.

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

        9.6     FINANCIAL STATEMENTS AND OTHER INFORMATION.

                (a) Each Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its subsidiaries (if any) and International shall, in accordance with GAAP, furnish or cause to be furnished to Agent: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, if Borrowers have any subsidiaries, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss and statements of cash flow), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, if Borrowers have any subsidiaries, audited consolidating financial statements of Borrowers and their subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries as of the end of and for the fiscal year then ended.

                (b) Borrowers shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrowers' business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which Borrowers file with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                (d) Borrowers shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Agent may, from time to time, reasonably request. Agent and Lender are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Agent such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except as otherwise designated by Borrowers to Agent in writing.

        9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrowers shall not, directly or indirectly:

                (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

                (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of their assets to any other Person, EXCEPT FOR:

                        (i) sales of Inventory in the ordinary course of business,

                        (ii) the disposition of worn-out or obsolete Equipment so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Agent, for the benefit of Lender, and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $1,000,000 for all such Equipment disposed of in any fiscal year of Borrowers,

                        (iii) redemption, retirement, defeasance, purchase or acquisition of stock as permitted in Section 9.11,

                (c)     form or acquire any subsidiaries, or

                (d)     wind up, liquidate or dissolve, or

                (e)     agree to do any of the foregoing.

Notwithstanding anything to the contrary contained in this Section 9.7, Borrowers shall be permitted to sell the Real Property together with the improvements thereon as described on Schedule 9.7, PROVIDED THAT,(i) no Event of Default exists and is continuing,(ii) the transaction is an arm's length transaction and is for a net purchase price to Borrowers of not less than the amount of the Real Estate Availability then provided to Borrowers under
Section 2.1,(iii) the net proceeds of such sale are remitted to Agent, for the benefit of Lender, for application against the Obligations and (iv) the sale of such Real Property will not have a material adverse effect upon the Collateral or the conduct of the Borrowers' businesses. Agent agrees to release any mortgage lien upon such Real Property, PROVIDED THAT, contemporaneously therewith, Agent receives the net proceeds of sale as provided for above. From and after the date of the sale of such Real Property, the Real Estate Availability as provided for in Section 2.1(a) shall be $0.

        9.8 ENCUMBRANCES. Borrowers shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their assets or properties, including, without limitation, the Collateral, EXCEPT: (a) liens and security interests of Agent, for the benefit of Lender;(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books;(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent:(i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on their books; (d) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $2,000,000 in the aggregate for Borrowers at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and (e) the security interests and liens set forth on Schedule 8.4 hereto.

        9.9 INDEBTEDNESS. Borrowers shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

                (a)     the Obligations;

                (b) trade obligations and normal accruals in the ordinary course of business, or with respect to which Borrowers are contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books;

                (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

                (d) obligations or indebtedness existing as of the date hereof set forth on Schedule 9.9 hereto, PROVIDED, THAT, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or
(B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and
(iii) Borrowers shall furnish to Agent all notices or demands in connection with such indebtedness either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be.

        9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Borrowers shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock (other than the Capital Stock of Borrowers as permitted hereunder) or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, EXCEPT:(a) loans or advances of money (other than salary) to officers, directors or employees for valid business purposes in the ordinary course of business consistent with past practices not to exceed at any one time outstanding, $100,000, individually, or $1,000,000, in the aggregate;(b) the endorsement of instruments for collection or deposit in the ordinary course of business;(c) investments in: (i)short-term direct obligations of the United States Government,(ii) negotiable certificates of deposit issued by any bank satisfactory to Agent, payable to the order of the Borrowers or to bearer and delivered to Agent,(iii) commercial paper rated A1 or P1,(iv) money market funds, and (v) other investment property in an aggregate amount not to exceed $1,000,000; PROVIDED, THAT, as to any of the foregoing, unless waived in writing by Agent, Borrowers shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent, for the benefit of Lender, in such investments and (d) the existing loans, advances and guarantees by Borrowers outstanding as of the date hereof as set forth on
Schedule 9.10 hereto; PROVIDED, THAT, as to such loans, advances and guarantees, (i) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrowers shall furnish to Agent all notices, demands or other materials in connection with such loans, advances or guarantees either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be.

        9.11 DIVIDENDS AND REDEMPTIONS. Borrowers shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrowers now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing; EXCEPT THAT, so long as no Event of Default exists and is continuing, Borrowers shall be permitted to redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock.

        9.12 TRANSACTIONS WITH AFFILIATES. Borrowers shall not directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other person affiliated with Borrowers, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms no less favorable to the Borrowers than Borrowers would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrowers except reasonable compensation to officers, employees and directors for services rendered to Borrowers in the ordinary course of business.

        9.13 ADJUSTED NET WORTH. Borrowers shall, at all times, maintain Adjusted Net Worth of not less than $45,000,000.

        9.14    COMPLIANCE WITH ERISA.

                (a) Borrowers shall not with respect to any "employee benefit plans" maintained by Borrowers or any of their ERISA Affiliates: (i) terminate any of such employee pension plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA,(ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty, other liability, in a material amount, on prohibited transactions imposed under the Code or ERISA,(iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan,
(iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan,(v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

                (b) As used in this Section 9.14, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

        9.15 ADDITIONAL BANK ACCOUNTS. Borrowers shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 6.3 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

        9.16 COSTS AND EXPENSES. Borrowers shall pay to Agent, for the benefit of Lender, on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, the rights of Agent, for the benefit of Lender, in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, for the benefit of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent and/or Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of $600 per person per day for Agent's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Agent and Lender in connection with any of the foregoing.

        9.17 FURTHER ASSURANCES. At the request of Agent, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.
Agent may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Revolving Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent, on behalf of Borrowers, may, at its option, cease to make any further Revolving Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Agent to execute and file one or more UCC financing statements signed only by Agent.

        9.18 CREDIT CARD AGREEMENTS. Borrowers shall (a) observe and perform all material terms,

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

covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements, after giving effect to any applicable grace periods, and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) Borrowers may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrowers; PROVIDED, THAT, Borrowers shall give Agent not less than fifteen (15) days prior written notice of their intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than fifteen (15) days prior written notice of the intention of Borrowers to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) Borrowers delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent, for the benefit of Lender; (e) give Agent immediate written notice of any Credit Card Agreement entered into by Borrowers after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by Borrowers or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

SECTION 10.     EVENTS OF DEFAULT AND REMEDIES

        10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                (a) (i) Borrowers fail to pay any of the Obligations when due; or (ii) any Borrower or any Obligor fails to perform any of the covenants contained in this Agreement or any of the other Financing Agreements other than as described in Section 10.1(a)(i) and such failure shall continue for twenty (20) days; PROVIDED, THAT, such twenty (20) day period shall not apply in the case of (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of any Borrower or any Obligor of any such covenant or (C) the failure to observe or perform any of the covenants or provisions contained in Section 9.2, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.15, 9.16 or 9.18 of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements or (iii) any Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                (b) any representation, warranty or statement of fact made by any Borrower to Agent or Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent, for the benefit of Lender;

                (d) any judgment for the payment of money is rendered against any Borrower or any

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

Obligor in excess of $50,000 in any one case or in excess of $100,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets;

                (e) any Borrower or any Obligor dissolves or suspends or discontinues doing business;

                (f) any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors for the purposes of the restructuring of the obligations owed to such creditors;

                (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property; or

                (i) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Agent or Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent or Lender, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Agent or Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

                (j) the commencement of proceedings against any Borrower or any Obligor under any statute pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of any Borrower or such Obligor;

                (k) there shall, after the date hereof, be a material adverse change (i) in the assets of Borrowers or any Obligor, or (ii) in the Collateral, or in the value thereof, or (iii) the rights and remedies of Agent or Lender under this Agreement or any of the other Financing Agreements so as to prevent Agent or Lender from being able to realize upon the practical benefits of such rights and remedies; or

                (l) there shall be an event of default under any of the other Financing Agreements.

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


        10.2    REMEDIES.

                (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lender, hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Agent and Lender, may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent, for the benefit of Lender, may, in its discretion and without limitation,(i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for the benefit of Lender, (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable),(ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,(iii) require Borrowers, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent,(iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,(v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose,(vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent or Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent, for the benefit of Lender.
If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

                (c) Agent may apply the cash proceeds of Collateral actually received by Agent, for the benefit of Lender, from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrowers shall remain liable to Agent and Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

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

                (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Agent and Lender, at their option, without notice,(i) cease making Revolving Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Revolving Loans or Letter of Credit Accommodations to be made by Agent and Lender, to Borrowers.

SECTION 11.     JURY TRIAL WAIVER; OTHER WAIVERS
                AND CONSENTS; GOVERNING LAW

        11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

                (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

                (b) Each Borrower, Agent and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent or Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its property).

                (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent or Lender's option, by service upon such Borrower in any other manner provided under the rules of any such courts. Within thirty
(30) days after such service, such Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Agent or Lender against such Borrower for the amount of the claim and other relief requested.

                (d) EACH BORROWER, AGENT AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR
(ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN

CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, AGENT AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, AGENT OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                (e) Neither Agent nor Lender shall have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

        11.2 WAIVER OF NOTICES. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrowers which Agent may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

        11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent, and as to amendments, as also signed by an authorized officer of Borrowers. Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

        11.4 WAIVER OF COUNTERCLAIMS. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

        11.5 INDEMNIFICATION. Each Borrower shall indemnify and hold Agent, Lender and their directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel, except for any losses, claims, damages, liabilities, costs or expenses which result from the gross negligence or willful misconduct of Lender or Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Agent and/or Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.     THE AGENT

        12.1 APPOINTMENT, POWERS AND IMMUNITIES. Lender hereby irrevocably appoints and authorizes Agent to act as its Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for Lender; (b)shall not be responsible to Lender for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrowers or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lender for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

        12.2 RELIANCE BY AGENT. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Lender or all of the Lender as is required in such circumstance, and such instructions of Lender and any action taken or failure to act pursuant thereto shall be binding on all Lender.

        12.3    EVENTS OF DEFAULT.

                (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Revolving Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender or Borrowers specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to Lender.
Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by Lender; PROVIDED THAT, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lender. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Revolving Loans and issue or cause to be issued Letter of Credit Accommodations for the account and risk of Lender from time to time if Agent believes making such Revolving Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lender.

                (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Revolving Loans, Letter of Credit Accommodations or other Obligations, as against Borrowers or any Obligor or any of the Collateral or other property of Borrowers or any Obligor.

        12.4 INDEMNIFICATION. Lender agrees to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting the Obligations of Borrowers hereunder) for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED, THAT, Lender shall not be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

        12.5 NON-RELIANCE ON AGENT AND LENDER. Lender agrees that it has, independently and without reliance on Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and any Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrowers or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrowers or any Obligor. Agent will use reasonable efforts to provide Lender with any information received by Agent from Borrowers which is required to be provided to Lender hereunder, with a copy of any Notice of Default or Failure of Condition received by Agent from Borrowers or Lender and with a copy of any notice of an

Event of Default delivered by Agent to Borrowers; PROVIDED, THAT, Agent shall not be liable to Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lender by Agent hereunder, Agent shall not have any duty or responsibility to provide Lender with any other credit or other information concerning the affairs, financial condition or business of Borrowers or any of their Subsidiaries (or any of their affiliates) that may come into the possession of Agent or any of its Affiliates.

        12.6 FAILURE TO ACT. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lender of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

        12.7 RESIGNATION OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lender and Borrowers. Upon any such resignation, the Lender shall have the right to appoint a successor Agent with the consent of Borrowers, which consent shall not be unreasonably withheld, conditioned or delayed. If no successor Agent shall have been so appointed by the Lender, and/or so consented to by Borrowers and the appointment accepted by such successor Agent within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lender, appoint (without the consent of Borrowers) a successor Agent that shall be a bank, commercial finance company or other financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent in accordance with the terms hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        12.8 CONSENTS AND RELEASES OF COLLATERAL UNDER FINANCING AGREEMENTS. Agent may consent to any modification, supplement or waiver under any of the Financing Agreements; PROVIDED, THAT, without the prior consent of Lender, Agent shall not release any Collateral or otherwise terminate any security interest in or lien upon any of the Collateral under any of the Financing Agreements, except that no such consent shall be required, and Agent is hereby authorized (i) to release any security interest in or lien upon any of the Collateral which is the subject of a disposition permitted hereunder or under the other Financing Agreements, or (ii) to release, in any fiscal year of Borrowers, any security interest in or lien upon any of the Collateral the value of which does not exceed $100,000.

        12.9    COLLATERAL MATTERS.

                (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrowers or any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Revolving Loans or Letter of Credit Accommodations hereunder, or whether any particular Availability Reserves are appropriate, or that the liens and security interests granted to Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to Lender, other than liability for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

                (b) Lender hereby appoints Agent for the purpose of perfecting the security interest of Agent in assets which, in accordance with
Article 9 of the Uniform Commercial Code can be perfected only by possession. Should Lender obtain possession of any such Collateral, Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.

SECTION 13.     TERM OF AGREEMENT; MISCELLANEOUS

        13.1    TERM.

                (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three
(3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements (the "Termination Date"), Borrowers shall pay to Agent, for the benefit of Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent, for the benefit of Lender, in such amounts as Agent determines are reasonably necessary to secure Agent and Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any issued and outstanding Letter of Credit Accommodations, checks or other payments provisionally credited to the Obligations and/or any other Obligations which Agent or Lender in good faith determines (based upon facts or circumstances which exist as of the Termination Date) is due or may be due and payable in connection with the Financing Agreements. Such payments in respect of the Obligations as set forth above and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago, Illinois time.

                (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations as set forth above have been fully and finally discharged and paid or cash collateralized as provided for above, and the continuing security interest of Agent, for the benefit of Lender, in the Collateral and the rights and remedies of Agent and Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                (c) In the event this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement for any reason, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agrees to pay to Agent, for the benefit of Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                        AMOUNT                PERIOD
        (i)     2% of the Average Loan
                Termination Balance           From the date hereof to and
                                              including August 20, 1999.

        (ii)    1% of the Average Loan
                Termination Balance           From August 19, 1999 to and
                                              including August 20, 2000.

        (iii)   1/2% of the Average Loan
                Termination Balance           From August 19, 2000 to and
                                              including August 20, 2001.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. If the early termination fee provided for in this Section 13.1 is payable to Agent, for the benefit of Lender, then such early termination fee shall be deemed included in the Obligations.

                (d)     Notwithstanding anything to the contrary contained in
Section 13.1(c), in the event of the termination of this Agreement by Borrowers prior to the end of the then current term and the full and final repayment of all of the Obligations and the receipt by Agent and Lender of cash collateral all as provided in Section 13.1(a), Borrowers shall not be required to pay the early termination fee provided for above if each of the following conditions is satisfied: (i) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,(ii) Agent shall have received not less than thirty (30) days prior written notice of the intention of Borrowers to so terminate this Agreement, and (iii) the final payment in full of all of the Obligations is received simultaneously with (A) the sale, or exchange arising in connection with the merger of Borrowers, of all or substantially all of the Capital Stock or assets of the Borrowers to a third party Person on an arm's length transaction;(B) the consummation of a public equity offering, after the date hereof, which equity offering shall be registered under the Securities Act of 1933, as amended, and the net proceeds received by Borrowers shall not be less than $25,000,000;(C) the repurchase by Borrowers of all of its issued and outstanding Capital Stock in connection with the Borrowers becoming a private corporation; or (D) the consummation by Borrowers of an unsecured bond, debenture or note offering pursuant to which Borrowers shall receive net proceeds of not less than the $75,000,000.

        13.2 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Agent and Lender at their respective addresses set forth below and to Borrowers at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five
(5) days after mailing.

        13.3 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

        13.4 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Agent and Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lender. Lender may not assign its rights and obligations under this Agreement (or any part thereof) without the prior written consent of Agent, except as permitted under Section 13.5(b) hereof. Any purported assignment by Lender without such prior express consent or compliance with Section 13.5(b) where applicable, shall be void. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Agent and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

        13.5    ASSIGNMENTS AND PARTICIPATIONS.

                (a) Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks, commercial finance companies or other financial institutions ("Participants"), including, without limitation, Congress Financial Corporation (Central) in its individual capacity, participating interests in all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including all or a part of its interest in the Obligations). In the event of any such sale by Lender of a participating interest to a Participant, Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of any such obligations for all purposes under this Agreement and the other Financing Agreements, and Borrowers and Agent shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Financing Agreements. Borrowers agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; PROVIDED, THAT, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with Lender the proceeds thereof as provided in Section 6.7 hereof. Notwithstanding anything to the contrary contained herein, Lender shall not grant any participation under which the Participant shall have rights to approve any amendment to or waiver of or consent under this Agreement or the other Financing Agreements, EXCEPT with the consent of Agent.

                (b) Lender may, in accordance with applicable law, at any time and from time to time assign to another bank, commercial finance company or other financial institution or any of its affiliates, or in connection with the sale of its business or all or substantially all of its loan portfolio, with the written consent of Agent, to a bank, commercial finance company or other financial institution (an "Assignee") all of its rights and obligations under this Agreement and the other Financing Agreements, pursuant to an assignment agreement, in form and substance satisfactory to Agent, executed by such Assignee and Lender and delivered to Agent for its acceptance and recording in its records. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such assignment agreement, the Assignee thereunder shall be a party hereto and, to the extent provided in such assignment agreement,(i) have the rights and obligations of Lender hereunder with a Commitment and Commitment Percentage as set forth therein, and (ii) Lender thereunder shall, to the extent provided in such assignment agreement, be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement, Lender shall cease to be a party hereto).

                (c) Upon its receipt of an assignment agreement executed by Lender and an Assignee, Agent shall (i) promptly accept such assignment agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in Agent's records and give notice of such acceptance and recordation to Lender and Borrowers.

                (d) Except as otherwise provided in this Section 13.5, Lender shall not, as among Borrowers and Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Obligations owed to Lender. Lender is permitted to sell assignments and participations under this Section 13.5 and may furnish any information concerning Borrowers and their Subsidiaries and affiliates in the possession of Lender from time to time to Assignees and Participants (including, prospective Assignees and Participants).

                (e) Borrowers shall assist Lender in selling assignments and/or participations under this Section 13.5 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation.

        13.6 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

                     [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Agent, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

BORROWERS:

DAMARK INTERNATIONAL, INC.

By:
    ----------------------------------
Title:
       -------------------------------

7101 Winnetka Avenue North
Brooklyn Park, Minnesota 55428

DAMARK FINANCIAL SERVICES, INC.

By:
    ----------------------------------
Title:
       -------------------------------

Address:

7101 Winnetka Avenue North
Brooklyn Park, Minnesota 55428

LENDER:

FIRST UNION NATIONAL BANK

By:
    ----------------------------------
Title:
       -------------------------------

Address:

1339 Chestnut Street
Philadelphia, Pennsylvania 19107

AGENT:

CONGRESS FINANCIAL CORPORATION,
  (CENTRAL), as Agent

By:
    ----------------------------------
Title:
       -------------------------------

Address:

150 South Wacker Drive
Chicago, Illinois 60606-4401